                                                                    Exhibit 99.1

                            FOR IMMEDIATE RELEASE

DEL GLOBAL TECHNOLOGIES ANNOUNCES FISCAL 2006 SECOND QUARTER RESULTS
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VALHALLA,  NY - March 15 2006 -- Del  Global  Technologies  Corp.  (DGTC)  ("Del
Global" or "the Company") today announced  operating results for its fiscal 2006 second  quarter ended  January 28, 2006,  as well as summary  balance sheet data
(see attached tables). These results are for continuing operations,  and exclude the results of the Del High Voltage ("DHV")  division,  sold on October 1, 2004.
DHV results are treated as discontinued operations.

FISCAL 2006 SECOND QUARTER RESULTS
----------------------------------

Consolidated  net sales for the second quarter of fiscal 2006 were $22.0 million versus the $26.6  million in the same  period  last year.  Sales at the  Medical
Systems  Group  decreased to $19.0 million from $22.9 million in the same period last year.  Medical Systems Group U.S. sales were impacted by the  consolidation of two medical national distribution organizations.  The resultant consolidation and reorganization at these distributors resulted in lower sales to the combined entity.  International  sales  declined  due  primarily  to the effect of a $4.4 million order that was realized in the fiscal 2005 second quarter; there were no orders of similar magnitude realized in the fiscal 2006 second quarter. However, as discussed  below,  increased  international  bookings at the Medical  Systems
Group during the second  quarter of fiscal 2006 have  increased  backlog at this segment  by  $4.1  million.  Fiscal  2006  second  quarter  sales  at the  Power
Conversion  Group  ("RFI")  decreased  to $3.0  million from $3.7 million in the second quarter of fiscal 2005 due to lower demand from two major customers.

Consolidated  gross margin  decreased to 23.7% in the fiscal 2006 second quarter from 26.2% in same period last year.  Gross margin at the Medical  Systems Group declined  to 22.6%  from 25.3% in the prior  year  period due to an  unfavorable product mix and lower sales at both the U.S. and Italian locations. Gross margin at RFI also declined slightly due to the impact of lower sales.

Selling,  general and administrative expenses ("SG&A") during the second quarter of fiscal 2006  declined to $3.8  million  from $4.4  million in the same period last year, due to reduced legal and corporate expenses,  and lower selling costs at RFI. However,  these costs increased as a percentage of sales to 17.2% in the second quarter of fiscal 2006 from 16.5% in the same period last year.

Consolidated  operating  income for the second  quarter of fiscal  2006 was $1.0 million versus $1.8 million for the prior year period. The Medical Systems Group posted operating income of $1.31 million in the second quarter of fiscal 2006 as compared to $2.87 million in the same period last year.  Operating income at RFI improved  during the fiscal 2006 second quarter to $382,000 from $258,000 in the same period last year due to lower operating costs.

The Company's  consolidated  provision for income taxes,  as a percentage of pre tax income in the second  quarter of fiscal 2006 was  substantially  higher than the provision in the comparable prior year period. While the Company recorded no income tax provisions for its U.S. operations, such provisions were realized for the pretax income  generated by its Italian  subsidiary,  Villa Sistemi Medicali
S.p.A..  On a percentage  basis,  the  provision  for income taxes  reflects the relative  contributions of the US versus Italian  operations to pretax operating results.

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Lower sales and operating income, combined with this higher provision for income taxes,  resulted in a net loss for the second  quarter of fiscal 2006 of $60,000 or $0.01 per diluted  share,  compared to net income of  $368,000,  or $0.03 per diluted share, in the same period last year.

BACKLOG
-------

Consolidated  backlog at January 28, 2006 was $17.1  million  versus  backlog at
July 30, 2005 of  approximately  $14.6 million.  Backlog at the Medical  Systems
Group increased by $4.1 million from July 30, 2005 levels,  primarily reflecting
strong  international  bookings  during  the  quarter.   Backlog  at  the  Power
Conversion  Group  decreased  by $1.6  million  from levels at  beginning of the fiscal  year,  reflecting  lower  government  demand.  Substantially  all of the backlog should result in shipments within the next 12 months.

COMMENTS
--------

Walter  F.  Schneider,  President  and Chief  Executive  Officer  of Del  Global
commented,  "The Medical Systems Group's performance in the US was lower than we expected,  due to a  consolidation-related  disruption of the U.S.  distribution network.  While we address  this U.S.  sales  issue,  we are pleased to note the
higher  backlog  at  the  Medical  Systems  Group,   which  indicates  that  our
international efforts are yielding results.  During the quarter we also acquired the  remaining  minority  position  of Villa in order to  better  integrate  its respected  brands more  completely  into the Medical  Systems Group global sales effort.  While RFI's sales  declined,  the cost savings  measures we have put in place resulted in higher operating income.  These cost savings inititaves should
yield  even   greater   results   once  a  positive   sales   trend  at  RFI  is
re-estabslished."

FINANCIAL CONDITION
-------------------

Del Global's balance sheet at January 28, 2006 reflected working capital of $8.4 million,  shareholders' equity of $11.8 million and a stated book value of $1.01 per share. As of January 28, 2006, the Company had approximately $0.8 million of excess borrowing  capacity under its domestic  revolving line of credit compared to $0.5 million at July 30, 2005.

                            INVESTOR CONFERENCE CALL
                            ------------------------

Walter F. Schneider,  President and Chief Executive  Officer,  and Mark A. Koch,
Principal  Accounting Officer,  will host a conference call on Wednesday,  March
15, 2006 at 4:00 PM. Eastern Time to discuss these results. The telephone number to join this  conference  call is (888)  737-9832  (Domestic) or (706)  679-0770
(International).  A taped replay of the call will be available through 5:00 P.M.
Eastern Time on Monday, March 20, 2006. Please dial (800) 642-1687 (Domestic) or
(706)  645-9291  (International)  and enter the number  3395828 to listen to the replay.  In  addition,  the  conference  call  will be  broadcast  live over the
Internet  under the  "Investor  Relations"  section of Del  Global's web site at
WWW.DELGLOBAL.COM;  click on  "Presentations  & Webcasts." To listen to the live call on the Internet,  go to the web site at least 15 minutes early to register, download  and  install  any  necessary  audio  software.  If you are  unable  to participate in the live call,  the  conference  call will be archived and can be accessed on Del Global's website for approximately five business days.

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ABOUT DEL GLOBAL TECHNOLOGIES
-----------------------------

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

DEL GLOBAL TECHNOLOGIES CORP.                      INVESTOR RELATIONS:
Walter F. Schneider, President                     The Equity Group Inc.
  & Chief Executive Officer                        Devin Sullivan (212) 836-9608
Mark Koch, Principal Accounting Officer            Maura Gedid    (212) 836-9605
(914) 686-3650

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                         DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                          (UNAUDITED)

                                                   THREE MONTHS ENDED      SIX MONTHS ENDED
                                                  JAN. 28,     JAN. 29,   JAN. 28,   JAN. 29,
                                                    2006         2005       2006        2005
                                                  --------    --------    --------    --------
 NET SALES                                        $ 21,994    $ 26,609    $ 38,233    $ 45,367
 COST OF SALES                                      16,780      19,641      29,284      33,846
                                                  --------    --------    --------    --------
 GROSS MARGIN                                        5,214       6,968       8,949      11,521
                                                  --------    --------    --------    --------
 Selling, general and administrative                 3,773       4,396       6,772       7,672
 Research and development                              429         449         782         822
 Litigation settlement costs                          --           300         500         300
                                                  --------    --------    --------    --------
 Total operating expenses                            4,202       5,145       8,054       8,794
                                                  --------    --------    --------    --------
 OPERATING INCOME                                    1,012       1,823         895       2,727
 Interest expense                                     (384)       (259)       (594)       (681)
 Other income/(expense)                                (53)        (26)        (40)        (12)
                                                  --------    --------    --------    --------
 INCOME FROM CONTINUING
 OPERATIONS BEFORE INCOME TAX
 PROVISION AND MINORITY INTEREST                       575       1,538         261       2,034
 Income tax provision                                  524         932         696       1,309
                                                  --------    --------    --------    --------
 INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE MINORITY INTEREST                    51         606        (435)        725
 Minority interest                                     111         238         108         309
                                                  --------    --------    --------    --------
 INCOME (LOSS) FROM CONTINUING
 OPERATIONS                                            (60)        368        (543)        416
 Discontinued operations                              --          --          --           199
                                                  --------    --------    --------    --------
 NET INCOME(LOSS)                                 $    (60)   $    368    $   (543)   $    615
                                                  ========    ========    ========    ========
INCOME(LOSS)PER COMMON SHARE-BASIC
   Continuing operations                          $  (0.01)   $   0.04    $  (0.05)   $   0.04
   Discontinued operations                            --          --          --          0.02
                                                  --------    --------    --------    --------
   Net income(loss) per basic share               $  (0.01)   $   0.04    $  (0.05)   $   0.06
                                                  ========    ========    ========    ========
INCOME (LOSS) PER COMMON SHARE-DILUTED
   Continuing operations                          $  (0.01)   $   0.03    $  (0.05)   $   0.03
   Discontinued operations                            --          --          --          0.02
                                                  --------    --------    --------    --------
   Net income(loss)per diluted share              $  (0.01)   $   0.03    $  (0.05)   $   0.05
                                                  ========    ========    ========    ========
   Weighted average number of common
   shares outstanding (in thousands):
        Basic                                       11,077      10,477      10,854      10,415
        Diluted                                     11,077      11,416      10,854      11,407

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                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                    January 28, 2006              July 30, 2005

    Current Assets                                    $    34,158                 $     31,260
    Total Assets                                      $    48,434                 $     40,776

    Current Liabilities                               $    25,731                 $     21,138
    Total Liabilities                                 $    36,680                 $     30,275

    Minority Interest in Subsidiary                   $        --                 $      1,273

    Shareholders' Equity                              $    11,756                 $      9,228

    Common Shares Outstanding End of Period                11,602                       10,335
    Book Value Per Share                              $      1.01                 $       0.89

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